Exhibit 5.2

[Sullivan & Cromwell LLP Letterhead]

29th July 2011

Barclays Bank PLC,

1 Churchill Place,

London E14 5HP.

Dear Sirs:

In connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”) under the senior debt indenture dated 16 September 2004 (the “Indenture”) between Barclays Bank PLC, as issuer, (the “Company”) and The Bank of New York Mellon, as trustee, we, as English special counsel to the Company, have examined:

A.                                   a copy of the articles of association of the Company;

B.                                     an extract from the minutes of a meeting of the board of directors of the Company held on 14 April, 1994 which established the Fund Raising Committee of the board of directors (the “Committee”);

C.                                     a copy of the minutes of the Committee for meetings held on (i) September 16, 2004 approving the establishment of a Medium-Term Notes, Series A program, with the notes issued thereunder to be governed by the Indenture, and (ii) July 29, 2010 approving the issue of the Notes subject to approval of the Notes by any Authorised Officer named therein (an “Authorised Officer”) or by an authorised delegatee of an Authorised Officer;

D.                                    a certificate of an officer of the Company dated 30 June 2011 and emails from Authorised Officers approving the issue of the Notes dated 28 July and 29 July 2011 (together, the “Certificates”); and

such other corporate records, certificates and documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

A.                                    Due Formation and Authority of the Company

For the purposes of this opinion, we have made the following searches and enquiries:

(a)                                  a search against the entries and filings shown in respect of the Company on the Companies House online service “Companies House Direct” at 1056 hours on 29 July 2011;

(b)                                 a telephone enquiry of the Central Registry of Winding-up Petitions made at 1248 hours on 29 July 2011; and

(c)                                  an online search of the register of authorised persons under the FSMA at 1057 hours on 29 July 2011.

Upon the basis of the examination, searches and enquiries described above (the “Searches”) it is our opinion that:

(1)                                  The Company is a company limited by shares validly incorporated and in existence in England.

(2)                                  The issue of the Notes has been duly authorised and executed by or on behalf of the Company.

(3)                                  The issue of the Notes is in compliance with applicable English law.

For the purposes of giving the opinions expressed in paragraphs (1) to (3) above we have, with your consent, made the assumptions set out in section B below.  The opinions set forth in this section A are qualified as set forth in section C below.

B.                                    Assumptions

For the purpose of giving the opinion we have, with your consent, assumed, without independent verification that:

(a)                                  all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures, stamps and seals thereon or on the original thereof;

(b)                                 the Certificates are accurate and complete as of the date of this opinion;

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(c)                                  the minutes and other corporate documents are a true and complete record of the proceedings described therein and the resolutions set out in the minutes remain in full force and effect without modification;

(d)                                 any person required to obtain any consent or authorisation in any jurisdiction other than England in connection with the issue of the Notes has obtained such consent or authorisation;

(e)                                  there has been no alteration in the status of the Company as revealed by the Searches;

(f)                                    no law of any jurisdiction outside England would render the issue of the Notes illegal or ineffective; and

(g)                                 the Committee in resolving to issue the Notes has acted in good faith to promote the success and interests of the Company for the benefit of its members and in accordance with any other duty.

C.                                    Qualifications

1                                          The searches on Companies House Direct referred to in section A above are not conclusively capable of revealing whether or not:

(i)                                     a winding up order has been made in respect of the Company; or

(ii)                                  an administration order has been made in respect of the Company; or

(iii)                               a receiver, administrative receiver or liquidator has been appointed in respect of the Company,

since notice of these matters might not be filed with the Registrar of Companies immediately and, when filed, might not be entered on the electronic records of the Company immediately.

2                                          The enquiries with the Central Registry of Winding-Up Petitions referred to in section A above relate only to a compulsory winding up and are not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding-up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date

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when the enquiry was made.

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The foregoing opinion is limited to English law as at the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  In particular, we express no opinion on European Community law as it affects any jurisdiction other than England, on matters of federal law of the United States, or on the laws of New York or any other State of the United States.  No opinion is expressed on matters of fact.  This opinion is governed by, and shall be construed in accordance with, English law. The foregoing opinion is delivered and is to be read in conjunction with the opinion of Sullivan & Cromwell LLP, dated the date hereof, regarding certain matters under the federal laws of the United States and the laws of the State of New York relevant to the foregoing opinion.

This opinion is provided in connection with the issue of the Notes and is not to be used for any other purpose.  We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Company’s registration statement (the “Registration Statement”) filed with the United States Securities and Exchange Commission on Form F-3 ASR (File No. 333-169119) under the United States Securities Act of 1933, as amended (the “Act”).  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP

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Annex A

Title of Notes	Date of Issue

$10,000,000 10.50% Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of CF Industries Holdings, Inc.)	July 29, 2011

$10,000,000 10.40% Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of Walter Energy, Inc.)	July 29, 2011

$10,000,000 15.25% Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of Western Refining, Inc.)	July 29, 2011

$500,000 12.00% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Alpha Natural Resources, Inc.)	July 29, 2011

$500,000 10.10% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Baidu, Inc. (American Depositary Shares))	July 29, 2011

$500,000 10.85% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Cameron International Corporation)	July 29, 2011

$500,000 11.75% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of First Solar, Inc.)	July 29, 2011

$500,000 10.00% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Micron Technology, Inc.)	July 29, 2011

$1,500,000 17.75% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Northern Oil & Gas, Inc.)	July 29, 2011

$500,000 12.50% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Sohu.com Inc.)	July 29, 2011

$500,000 10.75% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Trina Solar Limited (American Depositary Shares))	July 29, 2011

$1,000,000 8.50% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Ford Motor Company)	July 29, 2011

$1,000,000 9.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of MetLife, Inc.)	July 29, 2011

$1,000,000 9.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Schlumberger N.V. (Schlumberger Limited))	July 29, 2011

$5,331,000 Callable Fixed-to-Floating Rate Notes due July 29, 2026	July 29, 2011

$7,000,000 Fixed Rate Callable Range Accrual Notes due July 29, 2026	July 29, 2011

$2,993,300 Barclays Bank PLC Trigger Return Optimization Securities Linked to a Basket of Exchange-Traded Funds due July 31, 2014	July 29, 2011

$700,000 Notes due July 31, 2014 Linked to the Performance of a Basket of Currencies Relative to the U.S. Dollar	July 29, 2011

$10,000,000 10.75% Single Observation Callable Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of AK Steel Holding Corporation)	July 29, 2011

$5,000,000 Buffered Digital Plus Notes due January 29, 2015 Linked to the Performance of the Dow Jones Industrial AverageSM E-6635	July 29, 2011

$900,000 Notes due July 31, 2017 Linked to the Performance of the S&P BRIC 40 Index	July 29, 2011

$1,260,000 Callable Floating Rate Notes due July 31, 2013 Linked to the Performance of the Russell 2000® Index	July 29, 2011

$534,000 Double Short Leverage Securities Linked to the Barclays Capital 30Y Treasury	July 29, 2011

Futures IndexTM Due July 31, 2014

$2,832,780 Buffered Return Optimization Securities Linked to the S&P 500® Index due July 31, 2013	July 29, 2011

$4,080,620 Buffered Return Optimization Securities Linked to the Russell 2000® Index due July 31, 2013	July 29, 2011

$10,000,000 9.75% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Peabody Energy Corporation)	July 29, 2011

$10,000,000 10.25% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of eBay Inc.)	July 29, 2011

$10,000,000 9.25% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Marathon Oil Corporation)	July 29, 2011

$10,000,000 11.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of United States Steel Corporation)	July 29, 2011

$1,000,000 9.25% Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of Bank of America Corporation)	July 29, 2011

$10,000,000 10.75% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Cliffs Natural Resources Inc.)	July 29, 2011

$10,000,000 10.65% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of salesforce.com, inc.)	July 29, 2011

$10,000,000 10.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Freeport-McMoRan Copper & Gold Inc.)	July 29, 2011

$10,000,000 10.10% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of The Goodyear Tire & Rubber Company)	July 29, 2011

$10,000,000 10.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of lululemon athletica inc.)	July 29, 2011

$10,000,000 11.75% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of MGM Resorts International)	July 29, 2011

$10,000,000 11.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Netflix, Inc.)	July 29, 2011

$10,000,000 10.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Transocean Ltd.)	July 29, 2011

$10,000,000 10.90% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Sandisk Corporation)	July 29, 2011

$1,511,000 Barclays Perpetual Rolling Open Structure Protecting Equity Returns (PROSPER™) ETF Notes, due July 29, 2016	July 29, 2011